UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2012
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

608 – 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2012, Mr. Matthew Salmon resigned as a member of the board of directors of Passport Potash Inc. (the “Company”). Mr. Salmon did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The board of directors thanks Mr. Salmon for his service to the Company.

As a result, the Company’s current executive officers and directors are as follows:

Name	Position
Joshua Bleak	President, Chief Executive Officer & Director
Laara Shaffer	Chief Financial Officer, Corporate Secretary & Director
John Eckersley	Executive Vice-President & Director
David J. Salisbury	Chairman of the Board & Director
Ali Rahimtula	Director
Dennis Ickes	Director
Jerry Aiken	Director

SECTION 7 – REGULATION FD

Item 7.01    Regulation FD Disclosure

On January 21, 2013, the Company, in accordance with TSX Venture Exchange policy, issued a press release announcing a non-brokered private placement of convertible debentures for up to $2.5 million at an interest rate of 15% per annum, convertible into common stock at a price of $0.19 per share and includes five common share purchase warrants for each $1.00 of principal amount tendered, which is all subject to TSX Venture Exchange approval.

The securities being offered by the Company have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The securities to be issued by the Company will contain the following restrictive legends:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert the date that is four months and a day after the distribution date].

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert the date that is four months and a day after the distribution date].”

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 8 – OTHER EVENTS

Item 8.01    Other Events

On January 15, 2013, the Company issued a press release announcing it has accepted the resignation of Matthew Salmon from its board of directors.

A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated January 21, 2013.
99.2	Press Release dated January 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.

Date: January 21, 2013		/s/ John Eckersley
	Name:	John Eckersley
	Title:	Executive Vice President and a director